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                                                                    EXHIBIT 4.07



                              eNEIGHBORHOODS INC.
                             1998 STOCK OPTION PLAN


Article 1.  PURPOSE OF THE PLAN.

     1.1  Purpose - The eNeighborhoods Inc. 1998 Stock Option Plan (the
          "Plan") is intended to provide employees of eNeighborhoods Inc. (the "Corporation") and any of its Subsidiaries an opportunity to acquire Class A Common Stock of the Corporation, having no par value and one vote per share (the "Common Stock"). The Plan is designed to help the Corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock Options are granted under the Plan based on the Participant's level of responsibility and performance within the Corporation.

     1.2 Stock Options to be Granted - Incentive Stock Options within the meaning of Code Section 422(b) and Nonqualified Stock Options may be granted within the limitations of the Plan herein described.

Article 2.  DEFINITIONS.


     2.1 "Agreement" - The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

     2.2  "Board" - The Board of Directors of the Corporation.

     2.3  "Code" - The Internal Revenue Code of 1986, as amended.

     2.4 "Committee" - The committee (if any) which the Board appoints to administer the Plan.

     2.5 "Common Stock" - The Class A common stock of the Corporation (no par value, one vote per share) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.6  "Corporation" - eNeighborhoods  Inc., a Pennsylvania corporation.

     2.7 "Employee" - Any key employee (including officers) of the Corporation or a Subsidiary.

     2.8  "Exchange Act" - The Securities Exchange Act of 1934, as amended.

     2.9 "Incentive Stock Option" - A stock option intended to satisfy the requirements of Code Section 422(b).

     2.10 "Nonqualified Stock Option" - A stock option other than an incentive stock option.

     2.11 "Optionee" - A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

     2.12 "Participant" - An Employee selected by the Committee to receive a grant of an Option under the Plan.

     2.13 "Plan" - The eNeighborhoods Inc. 1998 Stock Option Plan.

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     2.14 "Retirement" - The voluntary termination of employment upon or following the attainment of age sixty-five.

     2.15 "Securities Act" - The Securities Act of 1933, as amended.

     2.16 "Stock Option" or "Option" - An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.17 "Subsidiary" - A subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.

Article 3.  ADMINISTRATION OF THE PLAN.

     3.1 The Committee - In the event the Board determines not to directly administer the Plan, the Plan shall be administered by a Committee of the Board composed of two or more of its members. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. In the event the Board determines to administer the Plan directly, all references to the Committee shall be deemed references to the Board.

     3.2  Powers of the Committee -

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by a majority of the disinterested members of the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

               (i) determine and select, based upon the recommendation of the Corporation's Chief Executive Officer (except as to himself), the key Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

               (ii)  determine the number of shares subject to each Option;

               (iii) determine the date or dates when the Options will be granted;

               (iv) determine the purchase price of the shares subject to each Option in accordance with Article 5 of the Plan;

               (v) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7 of the Plan;

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               (vi)   determine whether or not an Option constitutes an
                      Incentive Stock Option; and

               (vii) prescribe the form, which shall be consistent with the Plan, of the Agreement evidencing any Options granted under the Plan.

     3.3 Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.

     3.4 Liability - No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

Article 4.  COMMON STOCK SUBJECT TO THE PLAN.

     4.1 Common Stock Authorized - The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 10,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

     4.2 Shares Available - The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.


Article 5.  STOCK OPTIONS.

     5.1 Exercise Price - Except as set forth in Section 5.2, below, the exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock Option, such dollar amount as may be specified by the Committee. The exercise price shall be subject to adjustment as provided in Article 9 of the Plan.

     5.2 Exercise Price of Certain Options Granted Prior to Merger - The Exercise Price of any Option issued in exchange for Options granted by eNeighborhoods, Inc. (New York) ("eNeighborhoods NY"), which merged into eNeighborhoods, Inc. (Pennsylvania) (renamed eNeighborhoods Inc.) as of January 1, 1998 shall have the same exercise price as set forth in the original options granted by eNeighborhoods N.Y.

     5.3 Limitation on Incentive Stock Options - The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

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     5.4  Determination of Fair Market Value -

          (a) During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed in the NASDAQ National Market System, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or in the NASDAQ National Market System, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

          (c) If the Common Stock is listed on an established stock exchange, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange on the day the Option is granted or, if no sale of Common Stock has been made on such stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ National Market System, and no closing dealer "bid" and "asked" prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.

     5.5 Transferability of Options - Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution), and each Option shall be exercisable during the Optionee's lifetime only by the Optionee, his guardian or legal representative.

Article 6.  ELIGIBILITY.

     6.1 Participation - Options shall be granted only to persons who are considered key Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself) and ratified by a majority of the disinterested members of the Board.

     6.2 Incentive Stock Option Eligibility - Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation or of a Subsidiary shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.1 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding

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          immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

Article 7.  TERM AND EXERCISE OF OPTIONS.

     7.1  Termination -

          (a) Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Except as otherwise provided in Section 8.4, each Option granted under the Plan shall become exercisable only after the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option.

          (b) In the event of a Change of Control (as defined below), each holder of an Option outstanding at such time shall be given (i) written notice of the Change of Control at least 20 days prior to its proposed effective date (as specified in such notice) and
               (ii) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20 day period. Only upon a Change of Control in which provision for assumption or substitution of options is not made for all Options granted under the Plan, the exercise dates of all Options granted under the Plan shall accelerate and become fully exercisable with respect to the total number of shares of stock to which such Options relate, and if and to the extent not so exercised as provided herein, such Options shall automatically terminate.

          (c) For purposes of Section 7.1(b), a "Change in Control" means a binding written agreement is executed providing for a sale, exchange, transfer or other disposition of (i) the Class A and Class B Common Stock constituting greater than 50% of the voting rights of the Corporation, (ii) all or substantially all of the assets of the Corporation, except to an entity controlled directly or indirectly by the Corporation, or (iii) a merger, consolidation or other reorganization of the Corporation, except if the Corporation's shareholders retain greater than 50% of the voting rights of the surviving entity.

     7.2  Exercise -

          (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of

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               cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option (with the fair market value of such stock to be determined in the manner provided in Section 5.3 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied.

          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (c) In addition, at the request of the Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion if its Common Stock is then publicly-traded, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

Article 8.  TERMINATION OF EMPLOYMENT.

     8.1 Retirement - In the event of Retirement, an Option shall lapse at the earlier of the expiration of the term of the Option or:

          (a) In the case of an Incentive Stock Option, three months from the date of Retirement; and

          (b) in the case of Options other than Incentive Stock Options, up to 24 months, at the discretion of the Committee, from the date of Retirement.

     8.2 Death or Disability - In the event of termination of employment due to death or disability (as defined in Code Section 72(m)), the Option shall lapse at the earlier of the expiration of the term of the Option or one year after termination due to any such cause.

     8.3 Other Termination - Except as otherwise provided in Sections 8.4(a) and (c), in the event of termination of employment for any reason other than is described in Section 8.1 or 8.2, all Options shall lapse as of the date of termination.

     8.4  Special Termination Provisions -

          (a) Notwithstanding anything herein to the contrary, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year continuous employment requirement set forth in Section 7.1(a) and permit the exercise of an Option held by an Employee whose employment has terminated prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect provided it is made within 60 days following the Optionee's termination of employment.

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          (b)  In the event the Committee waives the continuous service requirement with respect to an Option and the circumstance of the Employee's termination is described in Section 8.1 or 8.2, the Option will lapse as otherwise provided in the relevant section.

          (c) Notwithstanding anything herein to the contrary, the Committee may, in its discretion, waive the lapse provisions of Section 8.3 and permit the exercise of an Option until a date which is the earlier of the expiration of the term of such Option or:

               (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (ii) in the case of Options other than Incentive Stock Options, up to 24 months from the date of termination.

Article 9.  ADJUSTMENT PROVISIONS.

     9.1  Share Adjustments -

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of Common Stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities in which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

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     9.2  Corporate Changes - A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options. In the event that any of the foregoing constitutes a Change of Control, Section 7.1(b) shall control.

     9.3 Fractional Shares - Fractional shares resulting from any adjustment in Options pursuant to this Article 9 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

     9.4 Binding Determination - To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been adjusted.

Article 10.  GENERAL PROVISIONS.

     10.1 Effective Date - The Plan shall become effective upon its adoption by the Board, provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

     10.2 Termination of the Plan - Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.

     10.3 Limitation on Termination, Amendment or Modification

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the stockholders of the Corporation no amendment or modification shall be made by the Board which:

               (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

               (ii)  changes the class of eligible Employees; or

               (iii) otherwise requires the approval of shareholders under applicable tax, securities or other law.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

     10.4 No Right to Employment - Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

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     10.5 Withholding Taxes -  The Corporation will require that an Optionee, as a condition of the exercise of an Option, or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

     10.6 Listing and Registration of Shares -

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

          (b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee and covering such matters as the Committee may request. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

          (c) Offers and sales of securities under this Plan are intended to comply with Rule 701 promulgated under the Securities Act and are subject to the requirements of such rule, including without limitation, the restrictions on the amount of securities which can be sold in reliance on Rule 701 and the restrictions on resale of securities issued pursuant to the Plan.

     10.7 Undertaking to Execute and Join in Stockholders Agreement - As a condition of any grant of a Stock Option, the Optionee shall consent and agree to execute and join in any stockholder agreement in effect at the time such Stock Option is exercised, unless he has previously executed such agreement.

     10.8 Restrictions on Transfer of Option Shares - In the event no stockholder agreement exists:

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          (a)  Transfer of Option Shares.  The Optionee hereby agrees that he shall not sell, pledge, transfer by any means or otherwise dispose of (a "Transfer") the Option Shares acquired by him for a period of three (3) years from the date of the exercise of such Option and, after the expiration of such three-year period, the Optionee shall not Transfer the Shares except in the event that such Transfer does not constitute a violation of federal or state securities laws and the Optionee shall have complied with the provisions of this Section 10.8.

          (b) First Refusal Rights. The Corporation may elect to purchase all (but not less than all) of the Specified Shares (as defined in Section 10.8(c) below) by delivering a written notice of such election to the Optionee within 15 days after the Sale Notice (defined in Section 10.8(c) below) has been delivered to the Corporation. If the Corporation shall elect not to purchase the Specified Shares, the Optionee may transfer such Specified Shares at a price and on terms no more favorable to the transferee(s) thereof than those specified in the Sale Notice during the 60-day period immediately following the Authorization Date (as defined in Section 10.8(c) below). Any Specified Shares not transferred within such 60-day period shall be subject to the provisions of this Section 10.8 upon any subsequent Transfer. If the Corporation has elected to purchase the Specified Shares, the purchase of such Shares shall be consummated as soon as practicable after the delivery of the election notice to the Optionee, but in any event within 30 days after the delivery of the election notice to the Optionee. The restrictions upon Transfer imposed by this Section 10.8(b) shall terminate upon the effectiveness of a registration statement under the Act covering the Option Shares.

          (c) Sales Notice. Prior to making any Transfer, the Optionee shall deliver written notice (the "Sale Notice") to the Corporation. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of Option Shares to be transferred (the "Specified Shares") and the terms and conditions of the proposed Transfer. The Optionee shall not consummate any such Transfer until 30 days after the Sale Notice has been delivered to the Corporation (the "Authorization Date").

          (d) Market StandOff. The Corporation may require that the Optionee agree to certain restrictions on the transfer of any Option Shares during a period of time (to be determined by the Committee) following the effective date of a registration statement of the Corporation including the Option Shares.

          (e) Survival. The restrictions of this Section 10.8 shall survive the exercise of the Options, and issuance of Common Stock, and shall be reflected in a legend on any stock certificate issued under this Plan.

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                               AMENDMENT TO THE
                THE ENEIGHBORHOODS INC. 1998 STOCK OPTION PLAN

                                    RECITALS

     A. On August 24, 2001, iPlace, Inc., a Delaware corporation ("iPlace") was merged into a wholly owned subsidiary of Homestore.com, Inc., a Delaware corporation ("Homestore"), pursuant to that certain Agreement and Plan of Merger dated August 7, 2001, as amended (the "Merger Agreement");

     B. The Homestore Board of Directors (the "Board") on August 3, 2001, (1) approved the assumption by Homestore of the eNeighborhoods Inc. 1998 Stock Option Plan (the "Plan"), which was previously assumed by iPlace, and all of the then outstanding options granted under the Plan and (2) approved the conversion of options outstanding under the Plan to options to acquire Homestore common stock as contemplated by the Merger Agreement;

     C. It is advisable to amend the Plan to reflect Homestore's assumption of the Plan.

                                   AMENDMENT

     The Plan is hereby amended as follows:

     1.  Section 0.1 "Purpose" is hereby amended it its entirety to read as
                      -------
follows:

     "The eNeighborhoods Inc. 1998 Stock Option Plan (the "Plan") was originally intended to provide employees of eNeighborhoods Inc. and any of its subsidiaries an opportunity to acquire Class A Common Stock of eNeighborhoods Inc., having no par value and one vote per share. The Plan was designed to help eNeighborhoods Inc. motivate key employees and to make substantial contributions to the success of the business. Stock Options were granted under the Plan based on the Participant's level of responsibility and performance within eNeighborhoods Inc. The Plan and the outstanding Options under the Plan were subsequently assumed by iPlace, and on August 24, 2001, pursuant to the Agreement and Plan of Merger among Homestore.com, Inc. (the "Corporation"), iPlace, Inc. and certain stockholders of iPlace, Inc., the Plan and outstanding Options granted under the Plan as of such date were assumed by the Corporation, and such outstanding Options were converted into Options to purchase shares of the Corporation's common stock, par value $.001 (the "Common Stock"). As of August 24, 2001, no additional Options shall be granted under this Plan."

     2.  The definition of "Common Stock" is hereby amended to read as follows:
"The common stock of the Corporation, par value $.001 per share."

     3.  The definition of "Corporation" is hereby amended to read as follows:
"Homestore.com, Inc., a Delaware corporation."

     4.  Section 4.1 "Common Stock Authorized." is hereby amended in its
                      ------------------------
entirety to read as follows:

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

     "On or after August 24, 2001, the maximum aggregate number of shares of Common Stock that may be issued in connection with Options granted under this Plan is 192,427, which is equal to the number of shares subject to outstanding Options granted under the Plan immediately prior to its assumption by the Corporation, as adjusted in accordance with the Merger Agreement to reflect the conversion of the shares to shares of the Corporation's Common Stock (subject to further adjustment as provided in Article 9)."

     5.  The last sentence of Section 4.2 "Shares Available" is hereby deleted
                                           ----------------
in its entirety.

     6.  Section 5.2 "Exercise Price of Certain Options Granted Prior to Merger"
                      ---------------------------------------------------------
is hereby deleted in its entirety.

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